June 10, 2021	ATTORNEYS AT LAW 777 EAST WISCONSIN AVENUE MILWAUKEE, WI 53202-5306 414.271.2400 TEL 414.297.4900 FAX www.foley.com CLIENT/MATTER NUMBER 117284-0101

Perma-Pipe International Holdings, Inc. 6410 West Howard Street Niles, IL 60714
Ladies and Gentlemen:
We have acted as counsel for Perma-Pipe International Holdings, Inc., a Delaware corporation (the “Company”), in conjunction with the preparation of a Registration Statement on Form S-8 (the “Registration Statement”) to be filed by the Company with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Securities Act”), relating to 500,000 shares of the Company’s common stock, $.01 par value per share (the “Shares”), that may be issued pursuant to the Perma-Pipe International Holdings, Inc. 2021 Omnibus Stock Incentive Plan (the “Plan”).
In connection with our representation, we have examined:  (a) the Plan and related documents; (b) the Registration Statement, including the exhibits (including those incorporated by reference) constituting a part of the Registration Statement; (c) the Certificate of Incorporation and Fifth Amended and Restated By-Laws of the Company, each as amended to date; (d) the resolutions of the Company’s Board of Directors relating to the Plan and the issuance of the Shares thereunder; and (e) such other documents and records as we have deemed necessary or appropriate to enable us to render this opinion.
In our examination of the above-referenced documents, we have assumed the genuineness of all signatures, the authenticity of all documents, certificates and instruments submitted to us as originals and the conformity with the originals of all documents submitted to us as copies.
We express no opinion herein as to the laws of any state or jurisdiction other than the General Corporation Law of the State of Delaware and the federal laws of the United States of America.  This opinion is being furnished in connection with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement or the prospectus that forms a part thereof, other than as expressly stated herein with respect to the issuance of the Shares.
Based upon and subject to the foregoing, we are of the opinion that the Shares, if and when issued and paid for pursuant to the terms and conditions of the Plan and as contemplated by the Registration Statement, will be validly issued, fully paid and nonassessable.
We hereby consent to the use of this opinion letter as an exhibit to the Registration Statement and to the reference to our firm in the Registration Statement.  In giving our consent, we do not admit that we are “experts” within the meaning of Section 11 of the Securities Act or within the category of persons whose consent is required by Section 7 of the Securities Act.

Very truly yours,

/s/ FOLEY & LARDNER LLP

FOLEY & LARDNER LLP

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